Exhibit 2.1

                       UNITED STATES BANKRUPTCY COURT

                        MIDDLE DISTRICT OF TENNESSEE






IN RE:

DIGITAL WIRELESS SYSTEMS, INC.        )             CASE NO. 398-10899
                                      )
        Debtor                        )            IN PROCEEDINGS UNDER
                                      )
   EMPLOYER ID. NO.:                  )                 CHAPTER 11
    23-2873867                        )


                          PLAN OF REORGANIZATION

                              Proposed By:
                               The Debtor

                           Dated:  March 7, 2000

                              Submitted By:

                           William L. Norton, III
                    Boult, Cummings, Conners & Berry PLC
                        414 Union Street, Suite 1600
                        Nashville, Tennessee  37219
                           Web Site www.bccb.com
                          (615) 252-2397 (Voice)
                           (615) 252-6380 (Fax)
                         firminfo@bccb.com (email)


                            Sidney J. Diamond
                            Sidney J. Diamond,
                        A Professional Corporation
                         3800 Mesa Street, Suite C-4
                           El Paso, Texas  79902
                        Web Site www.whc.net/diamond
                           (915) 532-3327 (Voice)
                            (915) 496-0653 (Fax)
                           diamond@whc.net (email)

                            Counsel to the Debtor

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                             TABLE OF CONTENTS


                                                                          Page


1.  Definitions.............................................................1
    1.1   Administrative Claim..............................................1
    1.2   Administrative Claimant...........................................1
    1.3   Administrative Expenses...........................................1
    1.4   Allowance Date....................................................2
    1.5   Allowed Claim.....................................................2
    1.6   Allowed Priority Claim............................................2
    1.7   Allowed Secured Claim.............................................2
    1.8   Allowed Unsecured Claim...........................................3
    1.9   Asset Purchase Agreement..........................................3
    1.10  AWSI..............................................................3
    1.11  Bar Date..........................................................3
    1.12  Blue Sky Laws.....................................................3
    1.13  Cases.............................................................3
    1.14  Chapter 11........................................................3
    1.15  Claim or Claims...................................................3
    1.16  Claimant or Claimants.............................................4
    1.17  Claims of the Estate..............................................4
    1.18  Class of Claims and Payment.......................................4
    1.19  Class or Classes..................................................4
    1.20  Code .............................................................4
    1.21  Collateral........................................................4
    1.22  Collateral Value..................................................4
    1.23  Common Capital Stock..............................................4
    1.24  Confirmation......................................................5
    1.25  Confirmation Date.................................................5
    1.26  Confirmation Hearing..............................................5
    1.27  Confirmation Order................................................5
    1.28  Consummation Date.................................................5
    1.29  Court.............................................................5
    1.30  Creditor or Creditors.............................................5
    1.31  Cross-References, etc.............................................5
    1.32  Debtor............................................................5
    1.33  Debtor-In-Possession..............................................5
    1.34  Digital...........................................................5
    1.35  Disbursing Agent..................................................5
    1.36  Disclosure Statement..............................................5
    1.37  Effective Date....................................................6
    1.38  Estate............................................................6
    1.39  Filing Date.......................................................6
    1.40  Final Order.......................................................6
    1.41  Interest or Interests.............................................6
    1.42  Interest Holder...................................................6
    1.43  IRS...............................................................6

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    1.44  ISO...............................................................6
    1.45  Lien..............................................................6
    1.46  NASD..............................................................6
    1.47  Order Confirming Plan.............................................6
    1.48  Person............................................................7
    1.49  Plan..............................................................7
    1.50  Plan Payments.....................................................7
    1.51  Plan Year.........................................................7
    1.52  Preserved Liens...................................................7
    1.53  Priority Claim....................................................7
    1.54  Priority Creditor.................................................7
    1.55  Pro Rata..........................................................7
    1.56  Property or Properties............................................7
    1.57  Proponent.........................................................7
    1.58  Reorganization Case...............................................7
    1.59  Rule or Rules.....................................................8
    1.60  Secured Claim.....................................................8
    1.61  Secured Creditor..................................................8
    1.62  Securities Act....................................................8
    1.63  Securities Exchange Act...........................................8
    1.64  SEC...............................................................8
    1.65  Substantial Consummation of the Plan..............................8
    1.66  Small Business....................................................8
    1.67  Tax Claim.........................................................8
    1.68  Tax Claimant......................................................8
    1.69  Trust Indenture Act...............................................8
    1.70  Undefined Terms...................................................8
    1.71  Unsecured Claim...................................................9
    1.72  Unsecured Creditor................................................9
    1.73  Units of Equity...................................................9
    1.74  Value of Property................................................10
    1.75  Warrants.........................................................10
    1.76  Warrant Holders..................................................10

2.  Background and Concept.................................................10
    2.1   Benefit..........................................................10
    2.2   Parties Bound....................................................10
    2.3   Liquidation......................................................10

3.  General Terms and Conditions...........................................11
    3.1   Reinvestment of Title............................................11
    3.2   Discharge........................................................11
    3.3   Preservation of Bankruptcy Causes of Action......................11
    3.4   No Additional Charges............................................11
    3.5   De Minimis Distributions.........................................11
    3.6   Securities Laws..................................................11

                                   ii
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    3.7   Closing the Case.................................................12
    3.8   Time Period Within Which to Close Case...........................12
    3.9   Non-Waiver.......................................................12
    3.10  Law Governing Construction.......................................12

4.  Time Period for Filing Claims..........................................12

5.  Means For Execution of the Plan........................................13
    5.1  Reinvestment of Property..........................................13
    5.2  Cash Payments.....................................................13
    5.3  Source of Funds - Future Earnings.................................13

6.  Appointment of Disbursing Agent........................................13
    6.1  Duties of Disbursing Agent........................................13
    6.2  Fees and Expenses of the Disbursing Agent.........................13
    6.3  Termination of Disbursing Agent's Duties..........................14

7.  The Sale of Digital's Assets and Business to AWSI......................14
    7.1  Increase in Purchase Price........................................14

8.  The Securities of AWSI to be Issued Under the Plan.....................14
    8.1  Common Capital Stock of AWSI......................................15
    8.2  Class C - One Year Warrants.......................................15
    8.3  Class D - Eighteen Month Warrants.................................15
    8.4  Class E - Two Year Warrants.......................................15
    8.5  Class F - Three Year Warrants.....................................16
    8.6  Units of Equity...................................................16

9.  Classification Claims Under the Plan...................................16
    9.1  Class 1 - Administrative Expenses.................................16
    9.2  Class 2 - Wage Claims.............................................17
    9.3  Class 3 - Tax Claims..............................................17
    9.4  Class 4 - Unsecured Claims........................................17
    9.5  Class 5 - Retained Interest of the Equity Security Holders........17

10. Treatment and Distribution Under the Plan..............................18
    10.1  Class 1(a) - Professional Fees...................................18
    10.2  Class 1(b) - Costs of Administration.............................18
    10.3  Class 1(c) - 10% Senior Secured Certificates of Indebtedness.....19
    10.4  Class 1(d) - 12% Junior Secured Notes............................21
    10.5  Class 1(e) - Financial Advisors..................................22
    10.6  Class 2 - Wage Claims............................................24
    10.7  Class 3 - Tax Claims.............................................25
    10.8  Class 4 - Unsecured Claims.......................................26

11. Class 5 - The Equity Security Holders..................................27

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    11.1  No Fractional Units of Equity....................................27
    11.2  Voting by Equity Holders.........................................27
    11.3  Distribution to Equity Security Holders..........................27
    11.4  Impairment.......................................................27
    11.5  Fair and Equitable...............................................28
    11.6  Discrimination...................................................28
    11.7  Restrictions on Transfer Of Common Stock.........................28
    11.8  No Public Market for Warrants....................................28

12. Satisfaction of Claims and Interests...................................29

13. Unexpired Leases and Executory Contracts...............................29
    13.1  Rejection........................................................29
    13.2  Cure of Defaults.................................................29
    13.3  Claims After Rejection...........................................30
    13.4  Previously Assumed Leases and Contract...........................30

14. Plan Modification......................................................30
    14.1  Modification of Plan Prior to Confirmation.......................30
    14.2  Modification of Plan After Confirmation..........................30
    14.3  Deemed Accepted or Rejected......................................30

15. Determination of Interest and Other Fees...............................30

16. Preservation Of Bankruptcy Causes Of Action............................31

17. Reservation of Rights..................................................32

18. Claims Allowance Procedure and Conditions to Distribution..............32
    18.1  Objections to Claims.............................................32
    18.2  No Distribution Until Objection Resolved.........................32
    18.3  Deficiency Claims................................................33
    18.4  Other Claims, Including Amendment to Claims......................33
    18.5  Performance of Obligations.......................................33
    18.6  Surrender and Cancellation of Debt Instruments...................33

19. Retention of Jurisdiction by the Court.................................34
    19.1  Claims...........................................................34
    19.2  Title to and Liens Against Assets................................34
    19.3  Correction of Defects............................................34
    19.4  Modification After Confirmation..................................34
    19.5  Enforcement......................................................34
    19.6  Further Orders...................................................34
    19.7  Previous Orders..................................................34
    19.8  Continuing Jurisdiction..........................................34
    19.9  Adversary Proceedings............................................35

                                   iv
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                            TABLE OF CONTENTS


                                                                          Page
    19.10 Implementation of Plan...........................................35
    19.11 Conclusion.......................................................35

           LIST OF SCHEDULES ATTACHED TO THE PLAN OF REORGANIZATION


Schedule "1" - List Of Assumed Leases.

Schedule "2" - List Of Assumed Executory Contracts

                        UNITED STATES BANKRUPTCY COURT



                        UNITED STATES BANKRUPTCY COURT

                         MIDDLE DISTRICT OF TENNESSEE


IN RE:

DIGITAL WIRELESS SYSTEMS, INC.        )             CASE NO. 398-10899
                                      )
        Debtor                        )            IN PROCEEDINGS UNDER
                                      )
   EMPLOYER ID. NO.:                  )                 CHAPTER 11
    23-2873867                        )


                      DEBTOR'S PLAN OF REORGANIZATION

DATED:    March  7 , 2000.


FILED BY:   The Debtor, Digital Wireless Systems, Inc.

                              DEFINITIONS

1. Definitions: The following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) whenever used in the Plan:

    1.1 Administrative Claim: Administrative Claim shall mean an administrative expense which is entitled to priority pursuant to Section 507(a)(1) and allowed under Section 503(b) of the Code.

    1.2 Administrative Claimant: Administrative Claimant shall mean the holder of an Administrative Claim.

    1.3 Administrative Expenses: Administrative Expenses shall mean Claims and expenses of the type described in Sections 9.1 of the Plan which are allowed and ordered paid by the Court pursuant to Section 503(b) of the Code and which are entitled to priority pursuant to Section 507(a)(1) of the Code, including, without limitation:

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         (a)  Preservation of the Estate:  Preservation of the Estate shall mean the actual, necessary costs and expenses of preserving the Debtor's Estate and of operating the business of the Debtor (other than such Claims or portions thereof which, by their express terms, are not due or payable on the Effective Date);

         (b) Professional Fees: Professional Fees shall mean the full amount of all Claims for allowance of compensation or reimbursement of costs and expenses for legal, accounting, or other professional services under Section 330 or Section 331 of the Code or otherwise allowed by the Court pursuant to the provisions of Section 503 of the Code;

         (c) Assessed Charges: Assessed Charges shall mean all fees and charges assessed against the Property of the Debtor's estate under Chapter 123 of Title 28, United States Code; and

         (d) United States Trustee Fees: United States Trustee Fees shall mean the fees and expenses of the United States Trustee.

    1.4 Allowance Date: Allowance Date shall mean the date of a Final Order of the Court allowing a Claim or Interest in this Case.

    1.5 Allowed Claim: Allowed Claim shall mean a Claim (a) in respect of which a proof of claim has been filed with the Court within the applicable period of limitation fixed by the Court, pursuant to Rule 3003 or (b) scheduled in the list of Creditors prepared and filed with the Court, pursuant to Rule 1007(b) and not listed as disputed, contingent or unliquidated as to amount, in either case, as to which no objection to the allowance thereof has been interposed within any applicable period of limitation fixed by Rule 3003 or an Order of the Court, or as to which any such objection has been determined by an order or judgment which is no longer subject to appeal or certiorari proceeding and as to which no appeal or certiorari proceeding is pending, a Final Order. Allowed Claim shall not include interest on the principal amount of such Claim subsequent to the Filing Date, except as may be otherwise provided in the Plan.

    1.6 Allowed Priority Claim: Allowed Priority Claim shall mean an Allowed Claim for which the holder asserts, and is determined to be entitled to, priority under Section 507, et seq., of the Code, in an amount allowed by Final Order of the Court upon a request pursuant to Section 503(a) of the Code.

    1.7 Allowed Secured Claim: Allowed Secured Claim shall mean an Allowed Claim arising on or before the Filing Date that is secured by a valid Lien on Property of the Debtor which is not void or voidable under any state or federal law, including any provision of the Code, as hereinafter defined, or an Allowed Claim for which the holder asserts a set off under Section 553 of the Code, to the extent of the value (which is either agreed to by the Debtor

                                 Page 2
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pursuant to the Plan or, in the absence of an agreement, has been determined in accordance with Sections 506(a) or 1111(b) of the Code) of the interest of the holder of such Allowed Claim on the Property of the Debtor, or an Allowed Claim that the Debtor has agreed to treat as an Allowed Secured Claim pursuant to the Plan. That portion of such Allowed Claim exceeding the value of security held therefor shall be an Allowed Unsecured Claim, unless otherwise modified by this Plan.

    1.8 Allowed Unsecured Claim: Allowed Unsecured Claim shall mean an Allowed Claim against the Debtor which is not an Allowed Administrative Claim, an Allowed Priority Claim, an Allowed Secured Claim, or a retained Interest by the Debtor.

    1.9 Asset Purchase Agreement: Asset Purchase Agreement shall mean that agreement between the Debtor and AWSI whereby AWSI shall acquire all of the assets of the Debtor and shall assume all of the liabilities under the Plan of the Debtor on the Effective Date.

    1.10 AWSI: AWSI shall mean Advanced Wireless Systems, Inc., a corporation organized and exiting under the laws of the State of Alabama, the Successor To The Debtor.

    1.11 Bar Date: Bar Date shall mean September 30, 1999. The Court established September 30, 1999 as the last day for the filing of Claims in this case. Notice of that Order was given to all Creditors and other parties in interest in these proceedings. A separate Bar Date may apply to Claims arising out of the rejection of executory contracts and unexpired leases specified in the Plan, "Section 13 - Unexpired Leases and Executory Contracts," or to deficiency Claims arising out of the abandonment of collateral to previously Secured Creditors, or arising out of orders granting relief from the provisions of Section 362 of the Code or arising out of orders pursuant to Sections 506(a) or 1111(b) of the Code.

    1.12 Blue Sky Laws: Blue Sky Laws shall mean the securities acts, as amended, adopted by the several states of the United States of America.

    1.13 Cases: Case shall mean the pending Chapter 11 case of Digital Wireless Systems, Inc., Case Number 398-10899.

    1.14 Chapter 11: Chapter 11 shall mean Chapter 11 of the Bankruptcy Code. Reference to section numbers are references to sections in the Bankruptcy Code, 11 U.S.C., Section 101, et seq., Public Law 95-598, effective October 1, 1979, as amended, unless otherwise specified.

    1.15 Claim or Claims: Claim or Claims shall mean a right to payment from the Debtor, which is evidenced by a timely filed proof of claim or application for payment which is allowed by the Court, or if a proof of claim is not filed, a right which otherwise appears in the applicable schedules of the Debtor and (1) is not listed as disputed, contingent or unliquidated, or (2)

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has been resolved by Final Order of the Court pursuant to the terms of the
Plan.

    1.16 Claimant or Claimants: Claimant or Claimants shall mean the holders of a Claim against the Debtor.

    1.17 Claims of the Estate: Claims of the Estate shall mean all asserted and unasserted Claims of the Debtor, existing prior to Confirmation, against anyone.

    1.18 Class of Claims and Payment: Class of Claims and Payment shall mean the various classes of Claims that are defined in the Plan. The Plan is intended to deal with all Claims against the Debtor of whatever character, whether or not contingent or liquidated, and whether or not allowed by the Court pursuant to Section 502(h) of the Code. However, only those Claims allowed pursuant to Section 502(a) of the Code will receive payment under the Plan.

    1.19 Class or Classes: Class or Classes shall mean any class into which Allowed Claims or Allowed Interests are classified pursuant to Section 9 of the Plan and shall mean a category of holders of Claims or Interests with substantially similar to the Other Claims in such class.

    1.20 Code: Code shall mean the Bankruptcy Reform Act of 1978, sometimes referred to as the Bankruptcy Code of 1978, as contained in Title 11 U.S.C.,
Section 101, et seq., and all amendments thereto.

    1.21 Collateral: Collateral shall mean Property in which the Debtor has an interest and which is subject to a Lien (other than any Lien granted under the Plan) securing an Allowed Secured Claim, but only to the extent of the Debtor's interest in such property; and "Related Collateral" shall, with respect to any Allowed Secured Claim, mean all Collateral securing such Allowed Secured Claim.

    1.22 Collateral Value: Collateral Value shall mean the fair market value, at Confirmation, of any perfected and valid interest in collateral of the Debtor, securing any Claim, as agreed to by the Debtor and the effected Secured Creditor or, in the event of disagreement, as resolved by Final Order of the Court pursuant to Section 506(a) or Section 1111(b) of the Code.

    1.23 Common Capital Stock: Common Capital Stock shall mean the authorized, issued, non-assessable and outstanding shares of the Common Capital Stock of AWSI.

    1.24 Confirmation: Confirmation shall mean the entry by the Court of an Order Confirming Plan at or after a hearing held pursuant to Section 1128 of the Code.

    1.25 Confirmation Date: Confirmation Date shall mean the date the Confirmation Order is docketed by the Clerk of the Court.

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    1.26  Confirmation Hearing:  Confirmation Hearing shall mean the hearing to be held by the Court to determine whether or not the Debtor's Plan meets the requirements of Chapter 11 of the Code and is entitled to Confirmation.

    1.27 Confirmation Order. Confirmation Order shall mean the Order of the Court confirming the Plan pursuant to Section 1129 of the Code.

    1.28  Consummation Date:  Consummation Date shall mean the Effective Date.

    1.29 Court: Court shall mean the United States Bankruptcy Court, Middle District of Tennessee, including the United States Bankruptcy Judge presiding in the Chapter 11 Case of the Debtor.

    1.30 Creditor or Creditors: Creditor or Creditors shall mean all creditors of the Debtor holding Allowed Claims for debts, liabilities, demands or Claims of any character whatsoever, as defined in Section 101(4) of the Code.

    1.31 Cross-References, etc.: Cross References, etc. shall mean references in the Plan to any Section which are, unless otherwise specified, to such Section of the Plan. The words "hereof", "herein", "hereunder" and similar terms shall refer to the Plan not to any particular Section or provision of the Plan.

    1.32  Debtor:  Debtor shall mean Digital Wireless Systems, Inc.

    1.33 Debtor-In-Possession: Debtor-In-Possession shall mean the Debtor in the capacity and with the status and rights conferred by Section 1107 of the Code.

    1.34 Digital: Digital shall mean Digital Wireless Systems, Inc., the Debtor herein.

    1.35 Disbursing Agent: Disbursing Agent shall mean Sidney J. Diamond, 3800 N. Mesa, Suite C-4, El Paso, Texas 79902.

    1.36 Disclosure Statement: Disclosure Statement shall mean the Disclosure Statement filed by the Debtor in this Case in accordance with
Section 1125 of the Code, as it may be amended, supplemented or modified.

    1.37 Effective Date: Effective Date shall mean thirty (30) days after Confirmation.

    1.38 Estate: Estate shall mean the estate of the Debtor created in the Reorganization Case by Section 541 of the Code.

    1.39 Filing Date: Filing Date shall mean the date of filing of the Chapter 11 Petition in this Case by the Debtor, which date was, November 17, 1998.

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    1.40  Final Order:  Final Order shall mean an Order ("Order") of the Court which, not having been reversed, modified or amended and not being stayed and the time to appeal from which or to seek review or certiorari or rehearing of which having expired, and from which no such appeal, review, certiorari or rehearing is pending, has become conclusive of all matters adjudicated thereby and is in full force and effect.

    1.41 Interest or Interests: Interest or Interests shall mean the fully paid, non-assessable, outstanding shares of Common Capital Stock of the Debtor which has been duly issued.

    1.42 Interest Holder: Interest Holders shall mean the registered holders of the issued, fully paid, non-assessable shares of the Common Capital Stock of the Debtor.

    1.43 IRS: IRS shall mean the Internal Revenue Service, an agency of the government of the United States of America.

    1.44 ISO: ISO shall mean Incentive Stock Plan, a plan to be adopted by the Successor to the Debtor for the purpose of granting stock options to management of the Successor to the Debtor.

    1.45 Lien: Lien shall mean any charge against or interest in property to secure payment of a debt or performance of an obligation as defined in Section 101(33) of the Code, and includes, without limitation, any judicial lien, security interest, mortgage, deed of trust and statutory lien as defined in
Section 101 of the Code.

    1.46  NASD:  NASD shall mean the National Association of Securities
Dealers.

    1.47 Order Confirming Plan: Order Confirming Plan shall mean the Final Order of the Court determining that the Plan meets the requirements of Section 1129 of the Code and is entitled to Confirmation. The date that the Confirmation Order is entered on the Court Clerk's docket is the Confirmation Date.

    1.48 Person: Person shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or a government or any agency or political subdivision thereof or other entity.

    1.49 Plan: Plan shall mean the Plan of Reorganization in its present form, or as it may be amended, supplemented or modified.

    1.50 Plan Payments: Plan Payments shall mean the payments, in cash or other distributions of value, made by the Debtor pursuant to the Confirmed Plan of Reorganization.

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    1.51  Plan Year:  Plan Year shall mean twelve (12) months commencing on the first day of the first full month following the Effective Date and continuing until the last day of the twelfth (12th) month thereafter, and each succeeding twelve (12) months thereafter.

    1.52 Preserved Liens: Preserved Liens shall mean to the extent required under Section 1124(2) of the Code, to preserve the rights of a Creditor having a Secured Claim dealt with pursuant to that Section, the Lien or encumbrance of that Creditor shall, to the extent valid, be preserved.

    1.53 Priority Claim: Priority Claim shall mean any Claim entitled to priority pursuant to Section 507(a) of the Code.

    1.54 Priority Creditor: Priority Creditor shall mean the owner and holder of a Priority Claim.

    1.55 Pro Rata: Pro Rata shall mean the proportion that the amount of a Claim against the Debtor in a particular class bears to the aggregate amount of all Claims (including undetermined Claims until disallowed) in such Class.
    1.56 Property or Properties: Property or Properties shall mean all "Property of the Estate of the Debtor" as previously or hereafter determined by Final Order of a Court of competent jurisdiction and/or as defined in
Section 541 of the Code, including, but not limited to, any and all claims of the Estate or causes of action in favor of the Debtor against third parties (except as otherwise provided herein).

    1.57  Proponent: Proponent shall mean the Debtor.

    1.58 Reorganization Case: Reorganization Case shall mean the Chapter 11 commenced by the Debtor's filing of its voluntary Chapter 11 petition under the Code.

    1.59 Rule or Rules: Rule or Rules shall mean the Federal Bankruptcy Rules of Procedure and any applicable Local Bankruptcy Rules adopted by the Court.

    1.60 Secured Claim: Secured Claim shall mean any Claim secured by Property of the Debtor under a duly perfected Lien, to the extent of the Collateral Value, as agreed to between the Secured Creditor and the Debtor, or as determined by a Final Order of the Court in accordance with Section 506 or
Section 1111(b) of the Code.

    1.61 Secured Creditor: Secured Creditor shall mean a Creditor who holds a Secured Claim, which has been properly perfected as required by law, on any Property of the Debtor.

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    1.62  Securities Act:  Securities Act shall mean the Securities Act of
1933, as amended.

    1.63 Securities Exchange Act: Securities Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

    1.64 SEC: SEC shall mean the Securities and Exchange Commission an agency of the government of the United States of America.

    1.65 Substantial Consummation of the Plan: Substantial Consummation shall mean the accomplishment of all things provided for in the Plan, pursuant to Section 1101 of the Code.

    1.66 Small Business: Small Business shall mean a Debtor that meets the criteria set forth in Section 101(51)(C) of the Code and who has filed an election to be considered the same pursuant to Section 1121(e) of the Code. The Debtor has filed such an election.

    1.67 Tax Claim: Tax Claim shall mean a Priority Claim entitled to priority, pursuant to Section 507(a)(8) of the Code.

    1.68  Tax Claimant:  Tax Claimant shall mean the holder of a Priority Tax
Claim.

    1.69 Trust Indenture Act: Trust Indenture Act shall mean the Trust Indenture Act of 1939, as amended.

    1.70 Undefined Terms: Undefined Terms shall mean terms that are used in the Plan and not defined herein and have the meaning ascribed to such terms in the Code or Rules.

    1.71 Unsecured Claim: Unsecured Claim shall mean a Creditor, other than one having a right to priority under Section 507 of the Code, and which is not a Secured Claim. An Unsecured Claim is a Claim included in Class 4 of the Plan.

    1.72 Unsecured Creditor: Unsecured Creditor shall mean an Unsecured Creditor of the Debtor holding an Allowed Claim for an unsecured debt, an unsecured liability, an unsecured demand or an unsecured claim of any character whatsoever, except a Claim entitled to priority pursuant to Section 507 of the Code.

    1.73  Units of Equity:  Units of Equity shall mean:

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          (a)  Common Stock of AWSI:  One (1) Share of Common Stock of AWSI;
and, warrants to purchase the Common Stock of AWSI;

          (b) Series C - One Year Warrants One (1) Class C Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 365 days, from the date of issuance, at an exercise price of (i) $1.00 for the first 180 days and (ii) $2.00 for the remaining life of the Warrant;

          (c) Class D - Eighteen Month Warrants One (1) Class D Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 547 days, from the date of issuance, at an exercise price of (i) $2.00 for the first 365 days; (ii) $2.50 for next 90 days; and (iii) $3.00 for the remaining life of the Warrant;

          (d) Class E - Two Year Warrants: One (1) Class E Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 730 days, from the date of issuance, at an exercise price of (i) $3.00 for the first 547 days; (ii) $3.50 for next 90 days; and (iii) $4.00 for the remaining life of the Warrant; and

          (e) Class F - Three Year Warrants: One (1) Class F Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 1,095 days, from the date of issuance, at an exercise price of (i) $4.00 for the first 730 days; (ii) $5.00 for next 190 days; and (iii) $6.00 for the remaining life of the Warrant.

          (f) General Terms of the Warrants: The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violated any statutory or common law.

    1.74 Value of Property: Value of Property shall mean the value of Property and the determination of the status of Secured Claims against Property shall be determined by a hearing to be held by the Court pursuant to
Section 506 or Section 1111(b) of the Code, resulting in a Final Order or by agreement between the Debtor and the effected Secured Creditor.

    1.75 Warrants: Warrants shall mean the Warrants to purchase the Common Capital Stock of AWSI as described in Section 1.73 hereof.

    1.76 Warrant Holders: Warrant Holders shall mean the owner of the Warrants issued pursuant to the provision of the Plan to purchase the Common Capital Stock of AWSI.



                          BASIS OF THE PLAN


2. Background and Concept: The Debtor has proposed this Plan which is premised upon the sale of the Debtor's Assets and the assumption of liabilities by AWSI, in exchange for common stock and warrants to purchase common stock of AWSI.

    2.1 Benefit: The Plan is proposed in the belief that more will thereby be realized by Creditors and other parties in interest than would be the case if the assets of the Debtor were liquidated under Chapter 7 of the Code.

    2.2 Parties Bound: Upon Confirmation of the Plan, the Debtor, all Creditors, AWSI and other parties in interest shall be bound by the provisions of the Plan; all Property of the Debtor shall be vested in the Debtor for the sole purpose of effecting the sale of its assets to AWSI; and all Property of the Debtor (excluding the cash sums to be paid under this Plan) shall thereafter be free and clear of all Claims of Creditors and other parties in interest pursuant to Section 1141 of the Code, unless otherwise provided herein.

    2.3 Liquidation: The Plan provides for the liquidation of the Property of the Debtor, but, instead, provides for the payment of an amount greater than the liquidation value of such Property through the distribution of such value, in cash and securities, to all Creditors, Equity Security Holders and Other Parties In Interest.


                       GENERAL TERMS AND CONDITIONS


3. General Terms and Conditions: The following general terms and conditions apply to the Plan:

    3.1 Reinvestment of Title: On Confirmation, the Debtor shall be reinvested with the Property of its Estate, subject only to the terms of the Plan and the Liens of the Secured Creditors described herein.

    3.2 Discharge: The Debts of the Debtor are being discharged pursuant to the provisions of Section 1141(d) of the Code.

    3.3 Preservation of Bankruptcy Causes of Action: Pursuant to Section 1123(b)(3)(B) of the Code, the Debtor shall retain each and every claim, demand or cause of action whatsoever which the Debtor or the Debtor-in-possession had or had power to assert immediately prior to Confirmation of the Plan. Included, without limitation, are actions for the avoidance and recovery, pursuant to Section 550 of the Code, of transfers avoidable by reason of Sections 544, 545, 547, 549 or 553(b) of the Code. The Debtor may commence or continue in any appropriate court or tribunal any suit or other proceeding for the enforcement of the same. Any and all Claims which the Debtor or the Estate of the Debtor may have or which may arise under any of the provisions of the Code or which may be enforceable under any of the provisions of the Code or any other law or statute, including Claims of the Estate, shall be preserved and the Court shall retain jurisdiction to dispose of such causes of action, including common or statutory law causes of action unrelated to bankruptcy, pursuant to Section 1123(b)(3)(B) of the Code. All such causes of action shall belong to the Debtor as part of the Property of such Debtor. To the extent any cause of action shall be non-transferable to the Debtor, the Debtor shall prosecute such causes of action for the benefit of the Estate of the Debtor. Any recovery of such non-transferable causes of action shall be distributed as the Court finds is fair and equitable.

    3.4 No Additional Charges: Except as expressly stated in the Plan, or as allowed by Court Order, no interest, penalty, late charge or additional charges (such as attorneys fees) shall be allowed on any Claim subsequent to the Filing Date.

    3.5 De Minimis Distributions: Notwithstanding anything to the contrary herein, no distributions of cash shall be made hereunder in an amount less than Ten Dollars ($10). All cash not distributed pursuant to this provision shall vest in the Debtor, free of any Claim.

    3.6 Securities Laws: Any satisfaction provided to any Creditor or other party in interest pursuant to the Plan which may be deemed to be a security, is exempt from registration under certain state and federal securities laws pursuant to Section 1145 of the Code. Absent registration or another exemption from the requirements of registration pursuant to the Securities Act of 1933, as amended, and any applicable State Securities Law, the subsequent transfer of any such securities is not so exempt.

    3.7 Closing the Case: At such time as the Case has been fully administered, that is, when all things requiring action by the Court have been done, pursuant to Section 350 of the Code, and the Plan has been Substantially Consummated, pursuant to Section 1101(2) of the Code, this Case shall be closed. To close the Case, the Debtor shall file an application for Final Decree showing that the Case has been fully administered and that the Plan has been Substantially Consummated. The Court shall conduct a hearing upon the application, after notice to all Creditors and other parties in interest, after which an order closing the Case (final decree) may be entered.

    3.8 Time Period Within Which to Close Case: The Debtor shall file an Application For Final Decree within six (6) months from the date of the Order Confirming Plan.

    3.9 Non-Waiver: Nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of the Plan in
Section 1141 of the Code.

    3.10 Law Governing Construction: The Plan shall be governed by, and construed and enforced, including defaults under the Plan, in accordance with, the laws of the State of Tennessee and where applicable the laws of the United States.


                                 BAR DATE


4. Time Period for Filing Claims: The list of Creditors filed in this Case by the Debtor shall constitute the filing of a Claim by each Creditor which is not listed as disputed, contingent or unliquidated as to amount. However, the Debtor reserves the right to object to any such Claim where it appears that the amount scheduled by the Debtor is improper or where there is some dispute with regard to that Claim. All other Creditors, or Creditors who disagree with the amounts as scheduled by the Debtor, must have filed a Claim by the Bar Date, September 30, 1999, unless a separate Bar Date applies for the rejection of executory contracts and unexpired leases under the Plan or where there exists deficiency claims arising out of the abandonment of collateral to previously Secured Creditors or as a result of the granting an order for relief from the provisions of Section 362 of the Code or a Final Order pursuant to Sections 506(a) of the Code or Section 1111(b) of the Code or the Claimant is a Governmental Unit.


                 MECHANICS AND IMPLEMENTATION OF THE PLAN


5. Means For Execution of the Plan: The Proponent of the Plan provides the following means for the execution of the Plan

    5.1 Reinvestment of Property: On Confirmation, the Debtor shall be reinvested with the Property of its Estate, for the sole purpose of carrying out the terms and conditions of the Asset Purchase Agreement between the Debtor and AWSI, subject only to the terms of the Plan and the Liens of the Secured Administrative Creditors described herein.

    5.2 Cash Payments: Beginning on the Effective Date, the Successor to the Debtor shall, from time to time, deliver to the Disbursing Agent sufficient cash for the benefit of Creditors and other parties in interest to satisfy the cash payments required under the Plan. See "Section 10 - Treatment and Distributions to Creditors Under The Plan," page 18.

    5.3 Source of Funds - Future Earnings: The source of funds is the future operations of AWSI and the funds received from the exercise of the Warrants issued pursuant to the Plan.


                            DISBURSING AGENT


6. Appointment of Disbursing Agent: The Debtor has appointed Sidney J. Diamond to act as Disbursing Agent. The Disbursing Agent shall have the following duties, receive the following compensation and be discharged of responsibilities as follows:

    6.1 Duties of Disbursing Agent: The Disbursing Agent shall receive, disburse and account to the Court, Creditors, Interest Holders and other parties in interest for the cash disbursements and shall be responsible for reviewing and approving all Claims (all disputes to be resolved by the Court, keep adequate records of all transactions, receipts and disbursements, communicating with and advising all Creditors, Interest Holders and other parties in interest as needed, and such other duties as may be consistent with the responsibilities of a Disbursing Agent).

    6.2 Fees and Expenses of the Disbursing Agent: The Disbursing Agent's fees for all services to be rendered pursuant to the Plan shall be on an hourly basis, plus reasonable disbursements, and shall be paid pursuant to Class 1(a) - Professional Fees.

    6.3 Termination of Disbursing Agent's Duties: The entry of a Final Decree shall discharge the Disbursing Agent. Thereafter, the Debtor shall make all payments required under the Plan.


                             THE SALE TO AWSI


7. The Sale of Digital's Assets and Business to AWSI: On the Effective Date, the Debtor will sell all of its business and assets to AWSI in exchange for 8,000,000 shares of the Common Capital Stock of AWSI; 8,000,000 Class C - One Year Warrants; 8,000,000 Class D Eighteen Month Warrants; 8,000,000 Class E - Two Year Warrants; and, 8,000,000 Class F - Three Year Warrants. A copy of the Asset Purchase Agreement maybe obtained without charge, upon request to counsel for the Debtor, Sidney J. Diamond, at the telephone numbers and addresses which are listed on the Facing Sheet of this Plan.

    7.1 Increase in Purchase Price: The purchase price to be paid by AWSI in Common Capital Stock and Warrants to purchase Common Capital Stock is subject to being adjusted upwards. The relevant portion is contained in Section 3 of the Asset Purchase Agreement and reads as follows:

          (a) Purchase Price Adjustment: In the event the average daily closing bid quotation of the Common Capital Stock of AWSI, during the thirty
(30) business days prior to the Closing of the sale or the first thirty (30) business days of trading, if trading has not commenced within 30 business days prior to such Closing, is less than One and 10/100 Dollars ($1.10) per share, then AWSI will issue additional shares of its Common Capital Stock to the Debtor. The number of such additional shares will be equal to (a) the number obtained by (i) dividing 8,800,000 by the average daily closing bid quotation of the stock for the thirty (30) business days immediately prior to the Closing and (ii) subtracting 8,000,000 or (b), if trading has not commenced within thirty (30) business days prior to the Closing Date, the number obtained by (i) dividing 8,800,000 by the average daily closing bid of the stock for the first thirty (30) business days after entry of such quotations have begun, and (ii) subtracting 8,000,000.

   SECURITIES OF AWSI TO BE ISSUED TO CREDITORS, EQUITY SECURITY HOLDERS AND
                        OTHER PARTIES IN INTEREST


8. The Securities of AWSI to be Issued Under the Plan: The securities to be issued by AWSI as part of the consideration for the purchase of the Debtor's business and assets consists of AWSI's Common Capital Stock and Warrants to purchase such Common Capital Stock, which are explained in the following sections:

    8.1 Common Capital Stock of AWSI: AWSI is authorized, pursuant to its Articles of Incorporation, as amended, to issue a total of Fifty Million (50,000,000) shares of Common Capital Stock having a par value of One Cent ($0.01) each, of which, as of February 22, 2000 Five Million Twenty Three Thousand Nine Hundred Sixteen (5,023,916) have been issued and are fully paid and non-assessable. In addition to the foregoing there is presently outstanding Two Million Two Hundred Fifty Thousand Six (2,250,006) warrants to purchase the Common Capital Stock of AWSI outstanding, excluding the Common Capital Stock and Warrants to purchase the Common Capital Stock to be issued pursuant to the Asset Purchase Agreement between Digital and AWSI and distributed to Creditors, Equity Security Holders and Other Parties In Interest.

    8.2 Class C - One Year Warrants: 8,000,000 Class C One-Year Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 365 days, from the date of issuance, at an exercise price of (i) $1.00 for the first 180 days and (ii) $2.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.

    8.3 Class D - Eighteen Month Warrants: 8,000,000 Class D Eighteen-Month Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 547 days, from the date of issuance, at an exercise price of (i) $2.00 for the first 365 days; (ii) $2.50 for next 90 days; and (iii) $3.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.

    8.4 Class E - Two Year Warrants: 8,000,000 Class E Two-Year Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 730 days, from the date of issuance, at an exercise price of (i) $3.00 for the first 547 days; (ii) $3.50 for next 90 days; and (iii) $4.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.

    8.5 Class F - Three Year Warrants: 8,000,000 Class F Three-Year Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 1,095 days, from the date of issuance, at an exercise price of (i) $4.00 for the first 730 days; (ii) $5.00 for next 190 days; and (iii) $6.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.

    8.6 Units of Equity: The Debtor, for the purpose of distribution under the Plan has bundled the securities of AWSI into "Units of Equity", each of which consists of one (1) share of Common Capital Stock; One (1) Class C - One Year Warrant; One (1) Class D - Eighteen Month Warrant; One Class E - Two Year Warrant; and One (1) Class F - Three Year Warrant.

                    CLASSIFICATION OF CLAIMS AND INTERESTS


9. Classification Claims Under the Plan: The Plan establishes FIVE (5) classes that deal with Claims of Creditors and the Retained Interest in Property of the Debtor. The following Sections summarize the claim classification that the Debtor has utilized in formulating this Plan:

    9.1 Class 1 Administrative Expenses: Class 1 consists of the costs and expenses of administration, as defined in Section 503(b) of the Code and given priority pursuant to Section 507(a)(1) of the Code, for which application or allowance is made, or a Claim is filed prior to the Effective Date, as the same are allowed, approved, and ordered paid by the Court, except operating expenses incurred in the ordinary course of business and Claims arising under Section 364 of the Code. Class 1 is divided into Five (5) subclasses as follows:

         (a) Class 1(a) - Professional Fees: Class 1(a) consists of all Claims arising under Sections 330 and 503 of the Code, as the same may be allowed and ordered paid by the Court. See "Section 10.1 - Class 1(a) - Professional Fees," page 18.

         (b) Class 1(b) - Costs of Administration: Class 1(b) consists of all costs and expenses of administration, except Claims arising under Sections 330 and 503 of the Code, as the same may be allowed and ordered paid by the Court, including, but not limited to, the costs of reproduction and mailing of this Plan, including the fees due to the United States Trustee, and any post-petition operating expenses which are due and unpaid at the date of Confirmation. See "Section 10.2 - Costs of Administration," page 18.

         (c)  Class 1(c) -10% Senior Secured Certificates of Indebtedness:
This Class 1(c) consists of all holder of the Ten Percent 10% Senior Secured Certificates of Indebtedness, which Claims are entitled to priority pursuant to Sections 503(b) and 507(a)(1) of the Code.

         (d) Class 1(d) - 12% Junior Secured Notes: This Class 1(d) consists of all holder of the Twelve Percent (12%) Junior Secured Notes, which Claims are entitled to priority pursuant to Sections 503(b) and 507(a)(1) of the Code.

         (e) Class 1(e) - Financial Advisor: This Class 1(e) consists of Mr. Daniel J. Demers who has acted as a financial advisor to the Debtor.

    9.2 Class 2 - Wage Claims: This Class 2 consists of all Wage Claims which are entitled to priority pursuant to Section 507(a)(3) of the Code. See "Section 10.6 - Class 2 - Wage Claims," page 24.

    9.3 Class 3 - Tax Claims: This Class 3 consists of all Tax Claims which are entitled to priority pursuant to Section 507(a)(8) of the Code. See "Section 10.7 - Class 3- Tax Claims," page 25.

    9.4 Class 4 - Unsecured Claims: This Class 4 consists of all Unsecured Claims including Creditors whose Claims arise out of the rejection of executory contracts and unexpired leases and the deficiency Claims of Creditors who were previously secured, and whose Claims have been determined to be unsecured in whole or in part, pursuant to Section 506(a) or Section 1111(b) of the Code, or by agreement between the Secured Creditor and the Debtor, except those in Classes 1, 2, 3 and 5. See "Section 10.8 - Class 4 - Claims of Unsecured Creditors," page 26.

    9.5 Class 5 - Retained Interest of the Equity Security Holders This Class 5 consists of the Holders of the Common Capital Stock in the Debtor. For the purposes of distribution any entity holding the Common Capital Stock of the Debtor which has Equity Securities Holders, the underlying equity security holders shall be treated as the Equity Security Holders of the Debtor for the purpose of voting and distribution under the Debtor's Plan. See "Section 11 - Class 5 - The Equity Security Holders," page 27.

            Treatment and Distribution to Classes Under the Plan


10. Treatment and Distribution Under the Plan: The following Sections describe the treatment given to each Class of Creditors under the Plan and the distribution to be made to them.

                     Class 1 - Administrative Expenses


    10.1 Class 1(a) - Professional Fees: Any Administrative Expense which has not been approved by the Court by the Effective Date will be estimated by the Debtor and an appropriate reserve maintained therefore, until the amount thereof has been determined by the Court. Each Administrative Claimant within this Class 1(a) shall have the right to convert their Administrative Claim into Units of Equity in the manner provided for herein.

         (a) Court Costs: Any Court fees or Court reporter's fees which have not been paid. Management of the Debtor does not know of any such fees, but if such fees do exist, they will not be significant.

         (b) Costs of Distribution and Mailing of Plan Of Reorganization and Disclosure Statement: The cost of reproduction and mailing of the Debtor's Plan and the Disclosure Statement to the Creditors and other parties in interest in this Case. These expenses have not been determined.

         (c) Option to Covert to Common Stock and Warrants: Each Administrative Claimant within this Class 1(a) shall have the right to convert their Administrative Claim into Units of Equity by electing to convert their Administrative Claim, or part hereof, at a ratio of one (1) such Unit of Equity for each One Dollar and 00/100 ($1.00) of Administrative Claim. Such election maybe made at anytime prior to the first scheduled hearing on Confirmation of the Debtor Plan.

         (d) No Public Market for Warrants: It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

         (e) No Fractional Units of Equity: No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.
    10.2 Class 1(b) - Costs of Administration: Administrative Expenses, including the fees and expenses of the United States Trustee, incurred in the ordinary course of business shall be paid in accordance with the terms upon which credit was extended or in accordance with any subsequent amendment of the original credit terms as agreed to by the Administrative Expense Claimant and the Debtor. Administrative Expenses incurred, other than in the ordinary course of business, shall be paid, to the extent that they have not already been paid, in full, on the fifteenth (15th) day of the first full month following the Effective Date. Any such Administrative Expense which has not been approved by the Court by the Effective Date will be estimated by the Debtor and an appropriate reserve maintained therefore, until the amount thereof has been determined by the Court, and paid promptly thereafter.

    10.3 Class 1(c) - 10% Senior Secured Certificates of Indebtedness Claimants within Class 1(c) shall be paid in full according to the terms and conditions set forth in the Certificates Of Indebtedness. The Court has previously authorized the issuance of Five Hundred Seventeen Thousand Nine Hundred Ninety Three and 00/100 ($517,993.00) pursuant to Section 364(c) of the Code.

          (a) Option to Convert to Common Stock and Warrants: The holders of the Certificates Of Indebtedness shall have the option to convert their Certificates of Indebtedness into Units of Equity by receiving one Unit Of Equity for each One Dollar and 00/100 ($1.00) of debt, including interest through the date of conversion.

          (b) How Exercised: Each Holder of a Certificate of Indebtedness who desires to convert their debt to Units of Equity shall do so by filling in the form provided to the Holder thereof and returning the same to AWSI along with the original of the Certificate Of Indebtedness held by such Holder addressed as follows:

                     Advanced Wireless Systems, Inc.
                            Mr. Monte Julius
                            927 Sunset Drive
                            Irving, TX 75962


           (c) Time Period Within Which To Covert: The right to convert into Units of Equity pursuant to this Class 1(c) shall be made on or prior to the first scheduled Confirmation Hearing of the Debtor's Plan.

           (d) Restrictions on Transfer Of Common Stock: The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 1(c):

                (1) Restriction: The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

                (2) Restrictive Legend: A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

                (3) Stop Transfer Order: The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

                (4) Exception To Restriction: A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

                (5)  Common Capital Stock Obtained by Exercise of Warrants:
No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

           (e) No Public Market for Warrants: It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

           (f) No Fractional Units of Equity: No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

    10.4 Class 1(d) - 12% Junior Secured Notes: Claimants within Class 1(d) shall be paid in full according to the terms and conditions set forth in the Junior Secured Notes.

          (a) Option to Convert to Common Stock and Warrants: The holders of the 12% Junior Secured Notes shall have the option to convert their Notes into Units of Equity by receiving one Unit of Equity for each One Dollar and 00/100 ($1.00) of debt, including interest through the date of conversion.

          (b) How Exercised: Each Holder of a 12% Junior Secured Note who desires to convert their debt to Units of Equity shall do so by filling in the form provided to the Holder thereof and returning the same to AWSI along with the original 12% Junior Secured Note issued to the holder addressed as follows:

                     Advanced Wireless Systems, Inc.
                             Mr. Monte Julius
                             927 Sunset Drive
                             Irving, TX 75962
          (c) Time Period Within Which To Covert: The right to convert into Units of Equity pursuant to this Class 1(d) shall be made on or prior to the first scheduled Confirmation Hearing of the Debtor's Plan.

          (d) Restrictions on Transfer Of Common Stock: The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 1(d):

               (1) Restriction: The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

               (2) Restrictive Legend: A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

               (3) Stop Transfer Order: The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

               (4) Exception To Restriction: A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

               (5) Common Capital Stock Obtained by Exercise of Warrants: No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

          (e) No Public Market for Warrants: It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (f) No Fractional Units of equity: No fractional Units of equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

    10.5 Class 1(e) - Financial Advisors: Mr. Daniel J. Demers has acted as a financial advisor to the Debtor-In-Possession. Mr. Demers received a fee, prepetition of Ten Thousand Dollars and 00/100 ($10,000.00) and is entitled to receive One Hundred Twenty Five Thousand Three Hundred Sixteen (125,316) Units of Equity, as payment in full of his Administrative Claim.

          (a) Restrictions on Transfer Of Common Stock: The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 1(e):

                   (1) Restriction: The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

                   (2) Restrictive Legend: A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

                   (3) Stop Transfer Order: The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

                   (4) Exception To Restriction: A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

                   (5) Common Capital Stock Obtained by Exercise of Warrants No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

          (b) No Public Market for Warrants: It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (c) No Units of Equity: No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

               Class 2 - Wage Claims Entitled To Priority


    10.6 Class 2 - Wage Claims: Wage claims in this Class 2 shall be paid in full on the first day of the first full month following the Effective Date.

          (a) Impairment: The Allowed Unsecured Priority Wage Claims in this Class are Impaired as that term is defined in Section 1124 of the Code.

          (b) Fair and Equitable: The Plan is Fair and Equitable with respect to the Allowed Claim of Claimants in this Class as that term is defined in Section 1129(b) of the Code.

          (c) Discrimination: The Plan does not discriminate unfairly with respect to the Allowed Claim of Claimants in this Class, pursuant to Section 1129(b)(1) of the Code.

          (d) Option To Convert To Equity: Each Wage Claimant within this Class 2 shall have the right to convert their Wage Claim into Units of Equity, on the basis of One Dollar and 00/100 ($1.00) of Allowed Claim for one Unit of Equity by electing to do so on the Ballot furnished such Claimants.

          (e) Restrictions on Transfer Of Common Stock: The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 2:

               (1) Restriction: The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

                (2) Restrictive Legend: A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

                (3) Stop Transfer Order: The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

                (4) Exception To Restriction: A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

                (5)  Common Capital Stock Obtained by Exercise of Warrants:
No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

          (f) No Public Market for Warrants: It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (g) No Fractional Units of Equity: No Fractional Units of Equity shall be issued. Fractions will be rounded to nearest whole number and issued accordingly.

                 Class 3 - Tax Claims Entitled to Priority

    10.7 Class 3 - Tax Claims: Tax Claims in this Class 3 shall be paid in full on the first day of the first full month following the Effective Date.
To the extent that a tax measured by income or gross receipts, pursuant to
Section 507(a)(8)(B) of the Code, became due more than three (3) years prior to the Filing Date, such Claim shall not be entitled to interest after the Filing Date nor shall it accrue interest after the Effective Date. To the extent that a property tax, assessed before the commencement of the Case and last payable without penalty after one year before the date of the filing of the petition of a kind specified in Section 507(a)(8)(B) of the Code, exceeds such period, such Claim shall not be entitled to interest after the Filing Date nor shall it accrue interest after the Effective Date. To the extent that a penalty related to a Claim is not compensation for an actual pecuniary loss, it shall not accrue interest after the Filing Date nor after the Effective Date, pursuant to the provisions of Section 507(a)(8)(G) of the Code. To the extent that a Claim in this Class is outside of the provisions of
Section 507(a)(8) of the Code, it shall not bear interest after the Filing Date and shall not bear interest after the Effective Date.

          (a) Impairment: The Allowed Unsecured Priority Tax Claims in this Class are Impaired as that term is defined in Section 1124 of the Code.

          (b) Fair and Equitable: The Plan is Fair and Equitable with respect to the Allowed Claims of Claimants in this Class as that term is defined in Section 1129(b) of the Code.

          (c) Discrimination: The Plan does not discriminate unfairly with respect to the Allowed Claims of Claimants, pursuant to Section 1129(b)(1) of the Code.

          (d) Impairment: The Allowed Unsecured Priority Tax Claim in this Class is Unimpaired as that term is defined in Section 1124 of the Code.

                        Class 4 - Unsecured Claims

    10.8 Class 4 - Unsecured Claims: Claims in this Class 4 shall be paid Two (2) Units of Equity, as defined in Section 8.6 of this Plan, for each One Dollar and 00/100 ($1.00) of Allowed Claim, on the first day of the first full month following the Effective Date.

          (a) Impairment: The Allowed Unsecured Claims of Creditors in this Class are Impaired as that term is defined in Section 1124 of the Code.

          (b) Fair and Equitable: The Plan is Fair and Equitable with respect to the Allowed Claim of Claimants in this Class as that term is defined in Section 1129(b) of the Code.

          (c) Discrimination: The Plan does not discriminate unfairly with respect to the Allowed Claims of Claimants in this Class, pursuant to Section 1129(b)(1) of the Code.

          (d) No Public Market for Warrants: It is highly unlikely that a public market will exist, at any time, for the Warrants.

          (e) No Fractional Units of Equity: No Fractional Units of Equity will be issued. Fractions will be rounded to nearest whole number and issued accordingly.

          (f) Minimum distribution: Each Allowed Claim within this Class will receive a minimum of ten (10) Units of Equity.

            Class 5 - The Equity Security Holders Of The Debtor


11. Class 5 - The Equity Security Holders: The Debtor will survive Confirmation for the sole purpose of carrying out the terms and conditions of the Plan and the Asset Purchase Agreement between the Digital and AWSI. As a result the Common Capital Stock of Digital, which is the only class of outstanding securities of the Debtor, will be worthless at the conclusion of this Case. Equity Security Holders in this Class shall be receive a minimum of at least Six Million Two Hundred Six Five Thousand Eight Hundred Fifteen (6,265,815) Unit of Equity, pro rata, as defined in Section 8.6 of this Plan, on the first day of the first full month following the Effective Date.

    11.1 No Fractional Units of Equity: No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

    11.2 Voting by Equity Holders: There are four (4) business entities which own shares of stock in the Debtor, which entities have underlying Equity Security Holders. For the purpose of voting for or against the Confirmation of the Debtor's Plan, unless the Court determines otherwise such underlying Equity Security Holders shall be treated as the Equity Security Holders of the Debtor rather than the primary entities. The Debtor has filed with the Court a list of the Equity Security Holders for each of the business entities. A copy of such list maybe obtained from counsel for the Debtor, at the addresses and telephone numbers listed on the facing sheet of this Plan, free of charge.

    11.3 Distribution to Equity Security Holders: Distribution of the Units of Equity Units, unless the Court orders otherwise, shall be made directly to the Equity Security Holders of the business entities, which distribution shall be deemed made pursuant to Section 1145 of the Code. Such distribution shall be made in accordance with the list on file with the Court.

    11.4 Impairment: The Allowed Unsecured Claims of Interests in this Class are Impaired as that term is defined in Section 1124 of the Code.

    11.5 Fair and Equitable: The Plan is Fair and Equitable with respect to the Allowed Claim of Claimants in this Class as that term is defined in
Section 1129(b) of the Code.

    11.6 Discrimination: The Plan does not discriminate unfairly with respect to the Allowed Claims of Claimants in this Class, pursuant to Section 1129(b)(1) of the Code.

    11.7 Restrictions on Transfer Of Common Stock: The following restrictions shall apply to the transfer of the Common Stock of the Successor to the Debtor received pursuant to this Class 5:

          (a) Restriction: The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

          (b) Restrictive Legend: A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provisions set forth herein.

          (c) Stop Transfer Order: The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

          (d) Exception To Restriction: A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

          (e) Common Capital Stock Obtained by Exercise of Warrants: No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of Warrants.

    11.8 No Public Market for Warrants: It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.


                 SATISFACTION OF CLAIMS AND INTERESTS


12. Satisfaction of Claims and Interests: Various Classes of Claims and Interests are defined in the Plan. The Plan is intended to deal with all Claims against the Debtor of whatever character, whether or not contingent or liquidated, and whether or not allowed by the Court pursuant to Section 502(h) of the Code. However, only those Claims allowed pursuant to Section 502(a) of the Code will receive distributions under the Plan. All Creditors and other parties in interest who have or assert Claims in any Class shall, upon Confirmation of the Plan, be deemed to have acknowledged that their respective Claims are fully satisfied by the distribution provided herein, each of which Claims, whether known or unknown, scheduled or unscheduled, filed or unfiled, asserted or assertable, are declared and shall be, for all purposes, upon the entry of the Order Confirming Plan, satisfied in full, pursuant to Section 1141(a) of the Code. All Impaired Classes of Claims shall receive the distributions set forth in Section 9 of this Plan on account of, and in complete satisfaction of, all such Allowed Claims (and any interest accrued thereon). Without limiting the foregoing and effective on the Effective Date, each Creditor (or its successor) shall be deemed to have assigned to the Debtor all such Claims and all such parties shall be deemed to have waived, relinquished and released any and all of their rights, Claims (other than as provided for in the Plan and this Plan or in the Order Confirming Plan) against the Debtor. The Debtor's management has disclosed, in the statement and schedules on file with the Court, all Claims against the Debtor, to the best management's knowledge.


                Executory Contracts and Unexpired Leases


13. Unexpired Leases and Executory Contracts: The Debtor is a party to certain unexpired leases and executory contracts, pre-petition, being assumed by it, as set forth on Schedule 1 and Schedule 2 respectively. The following sections specify the (i) acceptance and rejection of such leases and contracts and (ii) the cure of any default of such leases and contracts that are assumed and (iii) the bar date for the filing of Claims based upon the rejection of such leases and contracts:

    13.1 Rejection: All leases and executory contracts, not previously assumed by an Order resulting from a Motion To Assume A Lease Or Executory Contract, of the Debtor are hereby rejected; provided however, that the Debtor specifically reserves the right, on behalf of the Debtor, for a period of one hundred twenty (120) days following Confirmation of the Plan, to assume any such rejected executory contract or unexpired lease, in which event the rejection shall be deemed null and void and the Debtor and the other contracting party shall be deemed bound by the terms and provisions of the contract involved. Any damages arising from the rejection of an executory contract or unexpired lease shall be treated as a Class 4 Claim.

     13.2 Cure of Defaults: Upon Confirmation, the Court shall provide that any contract herein assumed or previously assumed pursuant to Section 365 of the Code will be in force upon cure of any defaults requiring cure pursuant to
Section 365 of the Code.

    13.3 Claims After Rejection: Any Creditor who wishes to assert a Claim due to the rejection of any executory contract or unexpired lease must file said Claim with the Court within thirty (30) days after Confirmation.

    13.4 Previously Assumed Leases and Contract: Executory Contracts and Leases previously assumed by the Debtor shall be governed by the Orders allowing such assumptions.

14. Plan Modification: The Plan may be modified by the Debtor, without an additional disclosure statement, according to the following terms and conditions:

    14.1 Modification of Plan Prior to Confirmation: Modifications of the Plan maybe proposed in writing by the Debtor at any time before the Order of Confirmation, provided that such Plan as modified, meets the requirements of Sections 1122 and 1123 of the Code and the Debtor shall have complied with
Section 1125 of the Code. The Plan may be modified upon application of the Debtor or corrected prior to Confirmation, without notice or hearing, and without an additional disclosure statement, pursuant to Section 1125 of the Code, provided that the Court finds that such modification does not materially or adversely affect any Creditor, or class of Creditors, any Interest or Class of Interest, or other parties in interest.

    14.2 Modification of Plan After Confirmation: The Debtor may modify the Plan at any time after Confirmation but before its Substantial Consummation, provided that such Plan as modified meets the requirements of Sections 1122 and 1123 of the Code and the Court, after notice and a hearing, confirms such Plan, as modified, under Section 1129 of the Code, and the circumstances warrant such modification.

    14.3 Deemed Accepted or Rejected: A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted or rejected, as the case may be, the Plan as modified, unless, within the time fixed by the Court, such holder changes its previous acceptance or rejection.

                     TREATMENT OF LATE CHARGES, INTEREST,
                 PENALTIES, COSTS, FEES AND ADDITIONAL CHARGES

15. Determination of Interest and Other Fees: In determining the amount of an Allowed Claim of any Creditor, or the amount of payment to be made by the Debtor to cure defaults under any existing secured notes or contracts, any interest, penalties, late charges, attorneys' fees or additional charges of any nature whatsoever accruing after the Filing Date, shall not be allowed unless (a) such Creditor files a proof of claim which conforms with Official Bankruptcy Form No. 19 and is titled "Proof of Claim for Additional Charges" with the Court and serves a copy of such Claim on counsel for the Debtor (Sidney J. Diamond, Esq., Sidney J. Diamond, A Professional Corporation, 3600
N. Mesa, Suite C-4, El Paso, Texas, 79902) within fifteen (15) days after the Confirmation Date, and (b) such proof of claim specifically describes the nature and calculation of additional charges incurred by such Creditor, and, where recovery of attorneys' fees is sought, provides an itemized fee statement sufficient in detail to comply with the requirements of the Code and Rules (including Local Bankruptcy Rules Of Procedure for the Middle District of New Tennessee. FAILURE OF ANY CREDITOR TO TIMELY AND PROPERLY FILE SUCH PROOF OF CLAIM SHALL BE DEEMED A WAIVER OF ITS CLAIM FOR ADDITIONAL CHARGES AND SUCH CLAIM SHALL BE DISCHARGED. Upon the filing of such Claim, the Debtor shall have thirty (30) days in which to object to the allowance of such Claim. If no objection is filed before the expiration of thirty (30) days following the filing of such a Claim, the Claim shall be deemed an Allowed Claim and paid pursuant to the terms of this Plan. In the event that an objection to such Claim is filed, such Claim be paid only upon allowance of such Claim by the Court. Objections to Claims, except Claims for additional charges which are governed by this Section 15, may be filed after voting on and after Confirmation of the Plan pursuant to the provisions of Section 18 hereof.


                  PRESERVATION OF CAUSES OF ACTION


16. Preservation Of Bankruptcy Causes Of Action: Pursuant to Section 1123(b)(3)(B) of the Code, the Debtor shall retain each and every claim, demand or cause of action whatsoever which the Debtor or the Debtor-in-ossession had or had power to assert immediately prior to Confirmation of the Plan, including without limitation, actions for the avoidance and recovery, pursuant to Section 550 of the Code, of transfers avoidable by reason of
Section 544, 545, 547, 549 or 553(b) of the Code, and may commence or continue in any appropriate court or tribunal any suit or other proceeding for the enforcement of the same. Any and all Claims which the Debtor or the Estate of the Debtor may have or which may arise under any of the provisions of the Code or which may be enforceable under any of the provisions of the Code or any other law or statute, including Claims of the Estate, shall be preserved and the Court shall retain jurisdiction to dispose of such causes of action, including common or statutory law causes of action unrelated to bankruptcy, pursuant to Section 1123(b)(3)(B) of the Code. All such causes of action shall belong to the Debtor as a part of the Properties of such Debtor. To the extent any cause of action shall be non-transferable to the Debtor, the Debtor shall prosecute such causes of action for the benefit of the estate. Any recovery of such non-transferable causes of action shall be distributed as the Court finds is fair and equitable.

                          RESERVATION OF RIGHTS


17. Reservation of Rights: The filing of this Plan, nor any statement or provision contained in this Plan, nor the taking by a Creditor or other party in interest of any action with respect to this Plan shall (a) be or be deemed to be an admission against interest, or (b) until the Effective Date, be or be deemed to be a waiver of any rights that any Creditor or other party in interest might have against the Debtor or any Property of the Estate, as that term is defined in Section 541 of the Code, or any other Creditor or other party in interest of the Debtor, and until the Effective Date all such rights are specifically reserved. In the event that the Effective Date does not occur no statement contained in this Plan, nor any statement contained in the Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding, or controversy within the Cases involving the Debtor.



               CONDITIONS TO DISTRIBUTION UNDER THE PLAN


18. Claims Allowance Procedure and Conditions to Distribution: The following terms and conditions are conditions precedent to the right of a Creditor to receive distributions under the Plan:

    18.1 Objections to Claims: All references to Claims and amounts of Claims refer to the amount of the Claim as allowed by the Court, an Allowed Claim. The Debtor, or any party in interest who wishes to object to a Claim, must object to such Claim within one hundred eighty (180) days after the Effective Date in order to have the Court determine the amount allowed to be paid under the Plan. Upon application filed within such one hundred eighty
(180) day period, if cause is shown, the Court may extend such period for a time reasonable under the circumstances. If no objection is filed within the time so limited to the allowance of any Claim, such Claim shall become an Allowed Claim. See "Section 19 - Retention of Jurisdiction by the Court," page 34.

    18.2 No Distribution Until Objection Resolved: If the Debtor, or another party in interest, files an objection to a Claim, no payment shall be made on such Claim until the dispute is resolved by the Court pursuant to a Final Order. If any Claim, or a portion thereof, is challenged by objection, the Debtor or the Disbursing Agent shall segregate and set aside funds consistent with this Plan Of Reorganization, sufficient to satisfy the Claim as filed, or as scheduled by the Debtor as set forth in the preceding Section 18.1 - Objections To Claims. When an objection to a Claim has been resolved, distribution shall be made accordingly. If the Court determines that the Debtor is obligated on any such Claim, such Claim shall be paid in accordance with the terms herein as allowed by the Court. Such Creditor shall then be paid pursuant to the terms set forth in Section 12 - Treatment and Distributions to Creditors Under the Plan, page 9 of this Plan. Such payment or payments shall constitute full satisfaction and discharge of each of such Claims.

    18.3 Deficiency Claims: Unsecured Creditors whose Claims arise out of a deficiency resulting from the abandonment of collateral to a previously Secured Creditor, or resulting from Orders granting relief from the provisions of Section 362 of the Code, must file their Claims within thirty (30) days after Confirmation of this Plan Of Reorganization. Unsecured Creditors whose Claims arise out of an Order issued pursuant to Section 506(a) or 1111(b) of the Code must file their Claims by the later of the Bar Date or thirty (30) days after the entry of the Section 506(a) or Section 1111(b) of the Code Final Order to be included in Class 3.

    18.4 Other Claims, Including Amendment to Claims: All Claims not allowed or filed prior to Confirmation, including post-petition Claims, and not previously barred by prior Order and not covered by the preceding two (2) Sections, shall be barred if not filed on or before thirty (30) days after Confirmation, including Claims, or amendments to Claims and/or applications for compensation arising under Sections 330, 503 or 506 of the Code, unless the Bar Date shall not have expired in which event the later of the two (2) dates shall apply.

    18.5 Performance of Obligations: Any entity, including a Creditor, which has not, within the time provided in this Plan or any Final Order of the Court, performed any material act required in this Plan or any Final Order of the Court, shall not be entitled to participate in any distribution under this Plan.

    18.6 Surrender and Cancellation of Debt Instruments: No holder of a promissory note, bond, payment guaranty or security agreement (collectively referred to as "instruments") shall receive any distribution under this Plan Of Reorganization until such instrument has been surrendered to, or satisfactory evidence of loss has been provided to, the Debtor and the holder has filed a UCC-2 with the Secretary of State of the appropriate state were the security interest is filed. No holder of a judgment lien or notice of lis pendens shall receive any distributions under the Plan until such Lien or notice of lis pendens has been released or removed. Any holder of an instrument that fails to surrender such instrument or provide satisfactory evidence of loss thereof within twelve (12) months after the Effective Date shall be deemed to have no further Claim against or in the Debtor, and shall receive no distribution under this Plan. Any such distribution which otherwise would have been made to such holder will thereafter become the unencumbered property of the Debtor. Other than the Liens for Secured Creditors specifically set forth in this Plan Of Reorganization, all mortgages, deeds of trust, security agreements, judgment liens, notices of lis pendens and other Liens securing any Claim shall be deemed to have been relinquished and reconveyed to the Debtor as of the Effective Date.


                         RETENTION OF JURISDICTION

19. Retention of Jurisdiction by the Court: Subject to the limitations set forth in this Plan, the Court shall retain jurisdiction, until this Plan Of Reorganization has been fully administered, for certain purposes including, but not limited to:

    19.1 Claims: The classification of the Claim of any Creditor, and re-examination of Claims which have been allowed for purposes of voting, and the determination of such objections to Claims as may be filed. The failure of the Debtor to object to, or to examine, any Claim for the purposes of voting, shall not be deemed a waiver of the Debtor's right to object to, or re-examine, the Claim in whole or in part. If a Creditor does not file a Claim in these proceedings, the Debtor may object to the amount scheduled as owing to that Creditor, in whole or in part. If any objection to a Claim is filed, no payment will be made with respect to such Claim until a determination on such objection has been made by the Court as provided elsewhere in this Plan Of Reorganization.

    19.2 Title to and Liens Against Assets: Determination of all questions and disputes regarding title to and Liens on the assets of the estate and determination of all causes of action, controversies, disputes or conflicts, whether or not subject to an action pending as of the date of Confirmation, between the Debtor and any other party, including, but not limited to, the right of the Debtor to recover assets pursuant to the provisions of the Code.

    19.3 Correction of Defects: The correction of any defect, the curing of any omission or the reconciliation of any inconsistency in this Plan Of Reorganization or in the Order of Confirmation as may be necessary to carry out the purposes and intent of this Plan Of Reorganization.

    19.4 Modification After Confirmation: The modification of this Plan of Reorganization after Confirmation pursuant to Section 1127(b) of the Code.

    19.5 Enforcement: The enforcement and interpretation of the terms and conditions of this Plan Of Reorganization.

    19.6 Further Orders: Entry of any Order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions of such title, rights and powers as the Court may deem necessary.

    19.7 Previous Orders: To enforce all Orders previously entered by the Court.

    19.8 Continuing Jurisdiction: Determination of all issues and disputes regarding title to Property of the Estate, and determination of all causes of action, controversies, duties, or conflicts, whether or not subject to litigation or proceedings as of Confirmation, between the Debtor and any other party, including, but not limited to, any right of the Debtor to recover assets pursuant to the provisions of the Code.

    19.9 Adversary Proceedings: The Debtor reserves the right to begin or continue any adversary proceedings permitted under the Code and the applicable Federal Rules Of Bankruptcy Procedure.

    19.10 Implementation of Plan: Entry of any Order or such direction as may be appropriate under Section 1142 of the Code for the purpose of Implementing this Plan.

    19.11 Conclusion: Entry of an order concluding and terminating this Case, provided, however, the Court shall retain jurisdiction over any and all adversary proceedings which may be pending.

DATED:  March 7, 2000.



                                              DIGITAL WIRELESS SYSTEMS, INC.

                                                /s/
                                              ______________________________
                                              By: David Schlueter, its
                                                  Chief Executive Officer

ATTORNEYS FOR DIGITAL WIRELESS SYSTEMS, INC.:

William L. Norton, III
BOULT, CUMMINGS, CONNERS & BERRY, PLC
414 Union Street, Suite 1600
Nashville, Tennessee 37219
(615) 252-2397     (Voice)
(615) 252-6380     (Fax)
frimino@bccb.com   (email)



SIDNEY J. DIAMOND,
A PROFESSIONAL CORPORATION

/S/Sidney J. Diamond
______________________
Sidney J. Diamond
Texas Bar No.: 0580300
3800 N. Mesa
Suite C-4
El Paso, Texas  79902
(915) 532-3327    (Voice)
(915) 496-0653    (Fax)
diamond@whc.net   (email)

                               SCHEDULE "1"

                          LIST OF ASSUMED CONTRACTS

1.   None

                               SCHEDULE "2"

                           LIST OF ASSUMED LEASES

1.   None

                                   Page 37